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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 3, 2003

                               TRANSGENOMIC, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                       000-30975
          (State of Formation)                          (Commission File Number)

                                    911789357
                      (IRS Employer Identification Number)

           12325 Emmet Street
               Omaha, NE                                         68164
(Address of principal executive offices)                       (Zip Code)

                                 (402) 452-5400
              (Registrants' telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.

      On December 3, 2003, the Corporation terminated its existing line of credit through Silicon Valley Bank, and entered into an agreement for a new line of credit facility with Laurus Master Fund, Ltd. Under the terms of the agreement, the Corporation can borrow up to $7,500,000 based on eligible accounts receivable and inventory balances. Amounts due are secured by most assets of the Corporation. Payment of interest and principal can, under certain circumstances, be made with shares of the Corporation's capital stock at a conversion price that is in excess of the trading price of the stock over the ten trading days prior to execution of the agreement. In connection with the line of credit, the Corporation has issued warrants to Laurus to acquire 550,000 shares at exercise prices that are also in excess of the trading price of the stock over the ten trading days prior to execution of the agreement. The Corporation also agreed to grant Laurus registration rights and will register shares of its common stock issued upon conversion of loan amounts and exercise of Warrants with the Securities and Exchange Commission.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TRANSGENOMIC, INC.

                                   By /s/ Michael J. Draper
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                                      Michael J. Draper, Chief Financial Officer

December 8, 2003


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